                            BELL, BOYD & LLOYD LLC
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207
                                312  372-1121
                              Fax  312  372-2098


                              September 24, 2001

     As counsel for Nuveen Michigan Dividend Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 (File Nos. 333-58700 and 811-09453) on August 16, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                /s/ Bell, Boyd & Lloyd LLC